Exhibit 10.13
AURORA DIAGNOSTICS HOLDINGS, LLC
UNIT OPTION AWARD CERTIFICATE
Non-transferable
G R A N T T O

(“Optionee”)
the right to purchase from Aurora Diagnostics Holdings, LLC (the “Company”)
___________ Common Units, at the price of $____ per Common Unit (the “Option”)
pursuant to and subject to the provisions of the Aurora Diagnostics Holdings, LLC 2011 Equity Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages (the “Terms and Conditions”). By accepting the Option, Optionee shall be deemed to have agreed to the Terms and Conditions set forth in this Award Certificate and the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.
Unless vesting is accelerated as provided in the Plan or Section 1 of the Terms and Conditions, the Option shall vest in accordance with the following schedule, provided that Optionee remains in Continuous Service on each applicable vesting date:

Cumulative
Vesting Date	Percent of Option Units Vested
________	________
________	________
________	________
________	________
________	________
IN WITNESS WHEREOF, Aurora Diagnostics Holdings, LLC, acting by and through its duly authorized officers, has caused this Award Certificate to be duly executed.

AURORA DIAGNOSTICS HOLDINGS, LLC	Grant Date: ____________________

By:	*SAMPLE DOCUMENT*
Its: Authorized Officer

TERMS AND CONDITIONS
1. Vesting of Option. The Option shall vest (become non-forfeitable) in accordance with the schedule shown on the cover page of this Award Certificate (on an annual cliff basis with no proration); provided, however, that the Option shall become fully vested and exercisable upon (i) the Sale of Holdings LLC or (ii) the Sale of the Company. The Option, to the extent unvested, shall be immediately forfeited and cancelled without consideration upon termination of Optionee’s employment with or services to the Company and its Affiliates for any reason. In addition to the foregoing, the Option shall be become vested and exercisable solely to the extent necessary for Optionee to participate in a transfer in accordance with Section 9.3 of the Operating Agreement (it being understood Optionee shall participate to the extent of any already vested portion of the Option first).
2. Exercise of Option. To the extent unvested, the Option may not be exercised at any time. The Option may be exercised to the extent vested only in connection with or (other than with respect to clause (i), (ii) or (iii)) following the first to occur of the following: (i) the dissolution of the Company, (ii) the Sale of Holdings LLC, (iii) the Sale of the Company, (iv) a Corporate Conversion, (v) a Public Offering, (vi) the termination of Optionee’s Continuous Service for any reason other than discharge for Cause or resignation (other than with Good Reason), (vii) to extent necessary for Optionee to participate in a transfer in accordance with Section 9.3 of the Operating Agreement, and (viii) the date that is 90 days prior to the Expiration Date.
3. Term of Option. The term of the Option will be for a period of ten years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the “Expiration Date”), after which it shall expire and therefore no longer be exercisable. Any unvested portion of the Option (after giving effect to Section 1 above) will lapse and be forfeited prior to the Expiration Date upon the date of termination of Optionee’s Continuous Service for any reason. Any vested portion of the Option will lapse and expire prior to the Expiration Date in the event of the termination of Optionee’s Continuous Service for any reason according the following schedule (but in no event shall an Option survive the Expiration Date): (a) if Optionee’s Continuous Service terminates because of Optionee’s death or Disability, then the Option will expire 180 days after the date of such death or Disability, (b) if Optionee’s Continuous Service terminates because of Optionee’s discharge for Cause, then the Option will expire immediately upon such termination, (c) if Optionee’s Continuous Service terminates because of Optionee’s resignation (other than a resignation with Good Reason), then the Option will expire on the effective date of such termination, and (d) if Optionee’s Continuous Service terminates because of any reason other than Optionee’s death, Disability, discharge for Cause or resignation (other than with Good Reason), then the Option will terminate 90 days after the date of such termination. Unless otherwise provided by the Board in its discretion, any unexercised Option will lapse and be forfeited upon consummation of any of the following, if not exercised in connection therewith: (i) the dissolution of the Company, (ii) the Sale of Holdings LLC and (iii) the Sale of the Company.
4. Procedure for Exercise of Option. To the extent exercisable, the Option shall be exercised by (a) written notice directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Secretary from time to time setting forth the portion of the Option to be exercised, (b) payment to the Company of the full exercise price of Units subject to such written notice and (c) delivery to the Secretary of an agreement in the form specified by the Secretary from time to time providing for Optionee’s undertaking rights and obligations under the Operating Agreement. If the person exercising an Option is not Optionee, such person shall also deliver with the notice of exercise appropriate proof acceptable to the Secretary of his or her right to hold and exercise the Option. Payment for such Units shall be (a) in cash, (b) by delivery (actual or by attestation) of Units previously acquired by the purchaser, (c) by withholding of Units from the Option, or (d) any combination thereof, for the number of Units specified in such written notice. The value of Units surrendered or withheld for this purpose shall be the Fair Market Value as of the last trading day immediately prior to the exercise date.
5. Withholding. The Company or any employer Affiliate has the authority and the right to deduct or withhold, or require Optionee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Optionee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the exercise of the Option. The withholding requirement may be satisfied, in whole or in part, at the election of the Company, by withholding from the Option Units having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Company establishes. The obligations of the Company under this Award Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Optionee.
6. Limitation of Rights. The Option does not confer to Optionee or Optionee’s beneficiary designated pursuant to the Plan any rights of a Member or other holder of Units of the Company unless and until Units are in fact issued to such person in connection with the exercise of the Option. Nothing in this Award Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Optionee’s service at any time, nor confer upon Optionee any right to continue in the service of the Company or any Affiliate.
7. Restrictions on Transfer and Pledge. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, the Board may (but need not) permit other transfers where the Board provides prior written consent after concluding that such transferability does not result in accelerated taxation and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Options. Any assignment, transfer, pledge, encumbrance or hypothecation of any Award not permitted by this Section 7 shall, automatically and without further action by any person or entity, result in the immediate forfeiture and cancellation of such Award without consideration. The Option may be exercised during the lifetime of Optionee only by Optionee or any permitted transferee.
8. Restrictions on Issuance of Units. If at any time the Board shall determine in its discretion, that registration, listing or qualification of the Units covered by the Option upon any securities exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

9. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Award Certificate and this Award Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Certificate, the provisions of the Plan shall be controlling and determinative.
11. Notice. Notices hereunder must be in writing, delivered personally or sent by registered or certified U.S. mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Aurora Diagnostics Holdings, LLC, 11025 RCA Center Drive, Suite 300, Palm Beach Gardens, FL 33410, or any other address designated by the Company in a written notice to Optionee. Notices to Optionee will be directed to the address of Optionee then currently on file with the Company, or at any other address given by Optionee in proper written notice to the Company.